EXHIBIT 23.3

TO:  The Securities and Exchange Commission
     Washington, D.C.  20549

RE:  Technology Consulting Partners, Inc.


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Technology Consulting Parnters, Inc. on Form SB-2, Amendment 3, of our report dated November 27, 2002 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the hearing "Experts" in such Prospectus.


/s/ Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.
Denver, Colorado

December 12, 2002